EXHIBIT 21

                          READING & BATES CORPORATION
                                AND SUBSIDIARIES
              SCHEDULE OF CONSOLIDATED SUBSIDIARIES OF THE COMPANY
                            AS OF DECEMBER 31, 1995


        The following table and text sets forth the subsidiaries of the Company and of such subsidiaries:

                                                             State or
                                                         Jurisdiction of
       Name                                               Incorporation

  SUBSIDIARIES WHOLLY OWNED BY READING & BATES CORPORATION


     Reading & Bates Coal Co.                               Nevada
     Reading & Bates Development Co.                        Delaware
     Reading & Bates Drilling Co.                           Oklahoma
     Reading & Bates Petroleum Co.                          Texas
     Reading & Bates Management Services, Inc.              Delaware


  SUBSIDIARIES WHOLLY OWNED BY READING & BATES DRILLING CO.

     RB Drilling Services, Inc.                             Oklahoma
     Reading & Bates (U.K.) Limited                         United Kingdom
     Onshore Services, Inc.                                 Texas
     RB Offshore, Inc.                                      Nevada
     HRB Rig Corporation                                    Oklahoma
     Reading and Bates Borneo Drilling Co., Ltd.            Oklahoma
     Cyber Quality Inc.                                     Oklahoma
     Reading & Bates Drilling Limited                       Oklahoma
     Reading & Bates Enterprises Co.                        Texas
     Reading & Bates Exploration Co.                        Oklahoma
     Reading and Bates, Inc.                                Oklahoma
     Reading & Bates International
      Energy Services B.V.                                  Netherlands
     Reading & Bates Offshore, Limited                      Oklahoma
     Rig Logistics, Inc.                                    Nevada
     Pembleton Limited                                      Ireland

  SUBSIDIARY WHOLLY OWNED BY READING AND BATES, INC.

     Reading & Bates Energy Corporation N.V.                Netherlands
                                                            Antilles

  SUBSIDIARY WHOLLY OWNED BY READING & BATES DEVELOPMENT CO.

     RB Drilling Co.                                        Oklahoma

  SUBSIDIARIES WHOLLY OWNED BY READING & BATES ENTERPRISES CO.

     Shore Services, Inc.                                   Texas

  SUBSIDIARIES WHOLLY OWNED BY READING & BATES EXPLORATION CO.

     Reading & Bates (A) Pty Ltd                            Australia

  SUBSIDIARIES WHOLLY OWNED BY READING & BATES INTERNATIONAL ENERGY
  SERVICES B.V.

     Reading & Bates, B.V.                                  Netherlands

  SUBSIDIARIES WHOLLY OWNED BY READING & BATES COAL CO.

     Appalachian Permit Co.                                 Kentucky
     Bismarck Coal Inc.                                     Kentucky
     Caymen Coal Inc.                                       West Virginia

  SUBSIDIARIES WHOLLY OWNED BY BISMARCK COAL INC.

     Certicoals, Incorporated                               West Virginia

  SUBSIDIARIES WHOLLY OWNED BY READING & BATES (U.K.) LIMITED

     Reading & Bates (Caledonia) Limited                    United Kingdom




     Reading & Bates Corporation owns approximately 74.4% of Arcade Drilling AS, incorporated in Norway.

     Reading & Bates Drilling Co. owns 25% of China Nanhai-Reading & Bates Drilling Co., Ltd., incorporated in the People's Republic of China.

     Reading and Bates Borneo Drilling Co., Ltd. owns 49.99% of Reading & Bates (M) Sdn. Berhad, incorporated in Malaysia.

     RB Drilling Services, Inc. owns 60% of NRB Drilling Services Limited, incorporated in Nigeria.

     Reading & Bates Drilling Co. and Reading & Bates Enterprises Co. together own 100% of Reading & Bates-Demaga Perfuracoes Ltda., a civil society with shares of limited responsibility organized under the laws of the Federative Republic of Brazil.

     All of the above companies are included in the consolidated financial statements.